UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17,2005

Global Diversified Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-83231	95-4741485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Airport Road, Chowchilla, CA 93610
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (559) 665-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 17, 2005, the management of Global Diversified Industries, Inc. (the “Company”) concluded that its previously issued financial statements as of and for (i) the fiscal year ended April 30, 2004, (ii) the three months ended July 31, 2004, October 31, 2004 and January 31, 2005, should no longer be relied upon as a result of the Company erroneously recording as revenues, the value of its work-in-process and finished goods inventories.

Accordingly, the Company has restated its financial statements for the year ended April 30, 2004 and for the first three quarters of fiscal 2005 by disclosing the effect of the errors and the corrections thereto, in its 10-KSB for the fiscal year ended April 30, 2005.

The errors were discovered in connection with a comment raised by the Securities and Exchange Commission ("SEC") in its review and comment on our Exchange Act filings on Form 10-KSB for the year ended April 30, 2004 and Form 10QSB for the period ended October 31, 2004. The SEC requested that we provide additional disclosure regarding the Company’s accounting polices in connection with the recognition of its revenues. Upon reviewing and updating our disclosure, we discovered our errors. Upon this determination, management and the Board of Directors were alerted to the facts and circumstances regarding the errors in accounting for the revenue recognition. Authorized officers of the Company discussed this matter with the Company's independent public accounting firm who agreed that the Company's 2004 annual statements and first three quarterly financial statements for fiscal 2005 could not be relied upon and should be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 22,2005

GLOBAL DIVERSIFIED INDUSTRIES, INC.

By: /s/ Phil Hamilton
Phil Hamilton
Chief Executive Officer